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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration No. 33-93852.

Arthur Andersen LLP


Baltimore, Maryland,
  June 20, 1997